Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

June 2, 2009

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Owens Corning, a Delaware corporation (the “Company”), and certain subsidiaries of the Company (the “Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) debt securities of the Company (the “Debt Securities”) and (ii) guarantees to be issued by the Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued pursuant to one or more indentures supplement (each, a Supplemental Indenture”) to be entered into under the Indenture, dated as of June 2, 2009 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We refer herein to the Guarantors listed on Annex A hereto as the “Specified Guarantors.”

This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement, the exhibits filed therewith, the Indenture and certain resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) and the Boards of Directors of the Specified Guarantors (the “Specified Guarantor Boards”), in each case adopted on June 1, 2009. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Owens Corning

June 2, 2009

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each series of Debt Securities covered by the Registration Statement will constitute legally issued and validly binding obligations of the Company enforceable against the Company in accordance with its terms when: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions authorizing the key terms, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture and the execution and delivery of a Supplemental Indenture relating thereto; (iv) the Supplemental Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee; and (v) the Debt Securities shall have been duly executed by the Company and authenticated by the Trustee and issued as provided in the Indenture, the applicable Supplemental Indenture and the final resolutions of the Board or a duly authorized committee thereof authorizing the issuance and sale of the Debt Securities, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. The Guarantees will constitute valid and legally binding obligations of the Specified Guarantors when: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act; (ii) the Indenture shall have been qualified under the TIA; (iii) a prospectus supplement with respect to the Guarantees and the Debt Securities to which the Guarantees relate shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iv) each Specified Guarantor Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions authorizing the Guarantee by such Specified Guarantor; (v) the Debt Securities to which the Guarantees relate shall have been duly issued as set forth above; and (vi) each Specified Guarantor shall have executed the notation of the Guarantee contemplated by the Indenture in accordance with the Indenture and such resolutions.

The opinions above are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

Owens Corning

June 2, 2009

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and the related Guarantees: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Specified Guarantors, as the case may be, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Specified Guarantors, as the case may be; (iii) the authorization thereof by the Company or the Specified Guarantors, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the Indenture will not have been modified or amended; and (v) the organizational documents of the Company and each Specified Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each Supplemental Indenture will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party (other than the Company or the Specified Guarantors), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Specified Guarantor under the terms of the Indenture.

This letter is limited to the laws of the State of New York, the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder (other than federal securities laws).

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED GUARANTORS

Engineered Pipe Systems, Inc.
Eric Company
Falcon Foam Corporation
INTEGREX Ventures LLC
IPM Inc.
Jefferson Holdings, Inc.
Modulo USA LLC
OCCV1, Inc.
OCCV2, LLC
Owens Corning Composite Materials, LLC
Owens Corning Construction Services, LLC
Owens Corning Masonry Products, LLC (f/k/a Owens Corning Cultured Stone, LLC)
OCV Intellectual Capital, LLC (f/k/a Owens-Corning Fiberglas Technology II, LLC)
Owens Corning Foam Insulation, LLC
Owens Corning Franchising, LLC
Owens-Corning Funding Corporation
Owens Corning HOMExperts, Inc.
Owens Corning HT, Inc.
Owens Corning Insulating Systems, LLC
Owens Corning Intellectual Capital, LLC
Owens Corning Overseas Holding, Inc.
Owens Corning Roofing and Asphalt, LLC
Owens Corning Sales, LLC (f/k/a Owens Corning Sales, Inc.)
Owens Corning Science and Technology, LLC
Owens Corning U.S. Holdings, LLC
Palmetto Products, Inc.